UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012

SPANISH BROADCASTING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27823	13-3827791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 NW 77th Avenue, Miami, FL		33166
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 441-6901

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 3, 2012, Spanish Broadcasting System, Inc. (the “Company”) received a written deficiency notice (the “Notice”) from The Nasdaq Stock Market (“NASDAQ”) advising us that the market value of our Class A common stock for the previous 30 consecutive business days had been below the minimum $15,000,000 required (the “Market Value of Publicly Held Shares Requirement”) for continued listing on the NASDAQ Global Market pursuant to NASDAQ Listing Rule 5450(b)(3)(C) (the “Rule”).

Pursuant to NASDAQ Listing Rule 5810(c)(3)(D), the Company has been provided an initial grace period of 180 calendar days, or until April 1, 2013, to regain compliance with the Rule. The Notice further provides that NASDAQ will provide written confirmation stating that the Company has achieved compliance with the Rule if at any time before April 1, 2013, the market value of the Company’s publicly held shares closes at $15,000,000 or more for a minimum of 10 consecutive business days. If the Company does not regain compliance with the Rule by April 1, 2013, NASDAQ will provide written notification to the Company that the Company’s common stock is subject to delisting from the Nasdaq Global Market, at which time the Company will have an opportunity to appeal the determination to a NASDAQ Hearings Panel.

The Company intends to use all reasonable efforts to maintain the listing of its common stock on the NASDAQ Global Market, but there can be no guarantee that the Company will regain compliance with the Market Value of Publicly Held Shares Requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANISH BROADCASTING SYSTEM, INC.

October 9, 2012	By:	/s/ Joseph A. García
Joseph A. García Chief Financial Officer, Chief Administrative Officer, Senior Executive Vice President and Secretary